SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 1, 2006

H&E EQUIPMENT SERVICES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-51759	81-0553291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Mead Road, Suite 200, Baton Rouge, Louisiana 70816
(Address of Principal Executive Offices, including Zip Code)

(225) 298-5200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                             Completion of Acquisition or Disposition of Assets

H&E Equipment Services, Inc. (the “Company”) completed, effective as of February 28, 2006, the previously announced acquisition of all of the capital stock of Eagle High Reach Equipment, Inc. and all of the equity interests of its subsidiary, Eagle High Reach Equipment, LLC (together, “Eagle”), for a formula-based purchase price of approximately $59.9 million, subject to post-closing adjustment, plus assumed indebtedness of approximately $2.0 million.

Gary W. Bagley, our Chairman, served as the Chief Executive Officer and a manager of Eagle High Reach Equipment, LLC and served also as the interim Chief Executive Officer and a director of Eagle High Reach Equipment, Inc. Mr. Bagley will continue as a manager and director, respectively, of Eagle High Reach Equipment, LLC and Eagle High Reach Equipment, Inc. Kenneth R. Sharp, Jr., one of our executives, was a director of Eagle High Reach Equipment, Inc. Mr. Bagley and Mr. Sharp held approximately 25.3% and 6.0%, respectively, of the ownership interests in Eagle High Reach Equipment, Inc and will each receive their proportionate share of the net proceeds received by the holders of Eagle High Reach Equipment, Inc.

Item 8.01                                             Other Events.

On March 1, 2006, the Company issued a press release related to the completion of the Eagle acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits.

(a)                                  Financial Statements of Business Acquired

In accordance with Item 9(a) of Form 8-K, the financial statements of the business acquired shall be provided not later than 71 days after the date on which this Current Report must be filed.

(b)                                 Pro Forma Financial Information

In accordance with Item 9(b) of Form 8-K, the pro forma financial information required pursuant to Article 11 of Regulation S-X shall be provided not later than 71 days after the date on which this Current Report must be filed.

(c)                                  Exhibits

99.1                         Press Release, dated March 1, 2006.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

H&E EQUIPMENT SERVICES, INC.

Date: March 1, 2006

/s/ LESLIE S. MAGEE
	By:	Leslie S. Magee
	Its:	Chief Financial Officer